Exhibit 10.2

INDENTURE OF LEASE

by and between

RIVERTECH ASSOCIATES II, LLC

(“LESSOR”)

and

MERSANA THERAPEUTICS, INC.

(“LESSEE”)

RIVERSIDE TECHNOLOGY CENTER

840 Memorial Drive
Cambridge, Massachusetts

RIVERSIDE TECHNOLOGY CENTER

COMMERCIAL LEASE

BETWEEN

RIVERTECH ASSOCIATES II, LLC

AND

MERSANA THERAPEUTICS, INC.

Agreement entered into this 24th day of February, 2009 in consideration of the covenants and other benefits herein contained, the receipt and sufficiency of said consideration being hereby acknowledged.

Rivertech Associates II, LLC, a Massachusetts limited liability corporation, c/o The Abbey Group, 575 Boylston Street, Boston, MA 02116 (herein “LESSOR”), does hereby lease to and Mersana Therapeutics, Inc. a Delaware corporation having its principal place of business at 840 Memorial Drive Cambridge, Massachusetts (herein “LESSEE”), does hereby lease from said LESSOR, certain space located at 840 Memorial Drive, Cambridge, Massachusetts (herein “Building”) being that portion of the second (2nd) floor of the Building, shown on Exhibit A attached hereto (herein, “Lease Plan”) consisting of approximately 11,411 rentable square feet as appearing on said Lease Plan, (the “Leased Premises” or “Premises”); with the right in common with others in the Building to use such common areas of the Building as are designated by the LESSOR, from time to time including but not limited to the 2nd floor common lavatories; shared loading dock; shared passenger and freight elevators; and common walkways, driveways and lobbies; as well as the additional accessory areas set forth in Section 6 hereof.

1.              Lease Term. LESSOR shall deliver the Leased Premises to the LESSEE as set forth in Section 32 hereof. LESSEE hereby leases the Leased Premises for an original Term of thirty six (36) consecutive months (herein, “Lease Term”). The Term of the Lease shall begin on July 1, 2009, referred to herein as the “Commencement Date”, and shall end on June 30, 2012, referred to herein as the “Termination Date”. The “First Lease Year” commences on the Commencement Date and ends on June 30, 2010. Each successive “Lease Year” shall be the next twelve full month period after the end of the First Lease Year. As of the date of this Lease, LESSEE is in occupancy of the Leased Premises as a subtenant except with respect to the portion of the Leased Premises designated as the “Expansion Space” on the Lease Plan. If LESSOR fails to deliver the Expansion Space to LESSEE in the condition required by this Lease on July 1, 2009, LESSOR shall use best efforts to so deliver the Expansion Space as soon thereafter as possible (including, without limitation, the prosecution of legal proceedings against the current occupant) and the Rent and other charges under this Lease shall be equitably reduced until the Expansion Space is so delivered but only if the Expansion Space is not delivered within fourteen (14) days of the Commencement Date.

The Term may be extended as contemplated by Section 33 hereof.

2.              Annual Base Rent and Additional Rent. LESSEE shall pay to LESSOR an Annual Base Rent pursuant to the schedule below during each Lease Year (or portion thereof as the case may be) of the Term hereof, (herein, “Annual Base Rent”). Annual Base Rent shall be payable in advance, in equal monthly installments, due on the first day of each calendar month, pursuant to the schedule below.

LESSEE shall be required to pay its first monthly installment of Annual Base Rent, along with the full amount of the Security Deposit set forth in Section 5 hereof, on May 1, 2009.

All payments of Annual Base Rent (and any Additional Rent or other sums due LESSOR) shall be made to LESSOR at 575 Boylston Street, Boston, Massachusetts 02116 or to such other agent or at such other place as LESSOR may designate in writing. The covenants to pay all Annual Base Rent and all Additional Rent hereunder (collectively, “Rent”) shall be independent from any and all other covenants of LESSOR to LESSEE hereunder; and all Rent shall be promptly paid when due hereunder.

LESSEE shall pay interest from the date due, at annual rate of eighteen (18%) percent of any installments of Annual Base Rent, or Additional Rent or other payments which are not received by LESSOR within ten days after written notice from LESSOR that any such Rent was not received.

SCHEDULE OF ANNUAL BASE RENT

Lease Year	Annual Base Rent	Monthly Installment

First Lease Year	$502,084.00	$41,840.33
Second Lease Year	$513,495.00	$42,791.25
Third Lease Year	$524,906.00	$43,742.17

This Lease is intended to be a triple net lease, and as such LESSEE shall also be responsible for payment of its pro rata share of Operating Expenses (see Section 3 herein), real estate taxes (see Section 4 herein) and utilities (see Section 7 herein). All payments due to LESSOR hereunder in addition to those under Section 2 shall be deemed to be “Additional Rent”, characterized as such or as “Rent” interchangeably.

LESSEE’s allocable pro rata share is 8.85% (the LESSEE’s “Allocable Percentage”) as that concept is used herein to compute Additional Rent.

3.              Additional Rent (Operating Expenses). LESSEE, in addition to the sums payable to LESSOR as Annual Base Rent as determined in Section 2 hereof shall pay to LESSOR for each year (or portion thereof, as applicable) of the Lease Term, as Additional Rent, LESSEE’s Allocable Percentage of any and all actual Operating Expenses attributable to the Building for said year of the Lease Term (herein, “Additional Operating Expense Rent”). Operating Expenses as set forth in Exhibit B hereto are the unaudited actuals for calendar year 2007 (and will be subject to change based on actual costs and expenses incurred for each of the categorized Exhibit B costs and expenses in the remainder of 2008 and for each subsequent calendar year during the Term).

“Operating Expenses” shall not include the following: The costs of LESSEE’s improvements and services for which LESSEE or any tenant is obligated to specifically and directly reimburse LESSOR, or pays third persons at LESSOR’s directions; income, franchise, estate, inheritance, transfer, gains, recording, excise, occupancy, rent, gift, payroll, stamp, real estate or personal property taxes of the LESSOR; the costs incurred in any rehabilitation, reconstruction or other work occasioned by any casualty or by the exercise of the right of eminent domain (except to the extent of any so-called “deductible” in a commercially reasonable amount under policies of insurance); depreciation of the Building; general corporate overhead of the LESSOR entity; legal expenses incurred in any dispute with any particular tenant (other than those incurred which are of benefit to or protect the rights of other tenants in the building generally, including LESSEE); costs of improvements and renovations to other tenants’ or occupants’ spaces or vacant spaces; costs of capital improvements to the Building, its systems and appurtenances (but not including maintenance, repairs or replacements); brokerage and advertising costs in seeking new tenants; interest and penalties incurred due to LESSOR’s willful violation of any laws, regulations or government order or the provisions of this Lease; direct expenses in connection with specific services which are not provided this LESSEE or generally available to or servicing the Building which are selectively provided to another tenant or occupant; costs and fees paid to subsidiaries or affiliates of LESSOR or to any person or party otherwise directly or indirectly related to LESSOR to the extent that the amount of such cost or fee exceeds the generally accepted cost or fee of the same item or service if furnished or provided by an unrelated person or party on a competitive basis; debt service, amortization and payments made under any ground or underlying lease; costs for the removal, encapsulation or other remediation of hazardous substances in the Building or the land unless such hazardous substances were introduced by LESSEE; to the extent any costs that are otherwise includable in Operating Expenses are incurred with respect to the Building and other properties, there shall be excluded from Operating Expenses a fair and reasonable percentage thereof that is properly allocable to such other properties; and any rental payments for equipment which, if purchased, would be excluded as a capital improvement under generally accepted accounting standards in LESSOR’s reasonable judgment.

LESSEE shall pay its Allocable Percentage of Additional Operating Expense Rent to LESSOR based on a prospective annual schedule prepared by the LESSOR, in monthly increments based on said schedule, with each monthly payment of Annual Base Rent due hereunder. LESSOR, at its discretion, may assess LESSEE for any extraordinary item of cost or expense which may actually occur as a direct result of LESSEE’s own distinct uses or activities which shall be itemized, invoiced separately, and paid by LESSEE within thirty (30) days of its receipt of the invoice. Within one hundred twenty (120) days of the close of each calendar year, LESSOR shall provide LESSEE with a reasonably detailed accounting of Operating Expenses for such prior calendar year, and shall adjust the prior year’s schedule of Additional Operating Expense Rent to account for actual and properly accrued costs, expenses, and liabilities, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate. LESSEE shall pay any deficiency shown thereon within thirty (30) days of its receipt of said invoice. Any rebates due LESSEE (not contested by LESSOR) shall, in LESSOR’s reasonable discretion, be credited toward current monthly Rent or paid to LESSEE within thirty (30) days.

Upon LESSEE’s request, subsequent to LESSEE’s receipt of such annual accounting, LESSOR shall make available to LESSEE for inspection, during normal business hours and at LESSOR’s offices in Massachusetts, all relevant books, records and invoices upon which Operating Expenses are calculated. If there is any dispute, LESSOR and LESSEE shall attempt to negotiate reconciliation thereof, neither party being under any obligation to enter into any such settlement or compromise. If such negotiated reconciliation fails, then either LESSOR or LESSEE, upon thirty (30) days prior written notice to the other, may submit any dispute regarding Operating Expenses to arbitration in the City of Cambridge or Boston, Massachusetts under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association and the decision and award of the arbitrator(s) shall be final and conclusive on the parties and enforceable in any court of competent jurisdiction. All such arbitration results shall apply to the parties only (and not any other tenants of the Building) and shall be kept confidential by LESSOR and LESSEE. Each party shall be responsible for its own costs and expenses of the arbitration proceedings.

4.              Additional Rent (Real Estate Taxes). LESSEE, in addition to the sums payable to LESSOR as Annual Base Rent as determined in Section 2 hereof, shall pay to LESSOR for each year (or portion thereof, as applicable) of the Lease Term, as Additional Rent, LESSEE’s Allocable Percentage of the municipal real estate taxes on the Building and land on which it is situated (herein the “Additional Real Estate Tax Rent”).

Notwithstanding the foregoing, LESSOR shall be under no obligation to file for any abatement of taxes for FY 2009 or any other fiscal year, and LESSEE shall pay all amounts as invoiced by LESSOR, receiving a rebate based on its Allocable Percentage only if abatement is sought and received by LESSOR.

LESSEE shall pay its Allocable Percentage of Additional Real Estate Tax Rent to LESSOR based on a prospective annual schedule prepared by the LESSOR, in monthly increments based on said schedule, with each monthly payment of Annual Base Rent due hereunder. Within one hundred twenty (120) days of the close of each calendar year, LESSOR shall adjust the prior year’s schedule of Additional Real Estate Tax Rent to account for actual and properly accrued costs, expenses, and liabilities, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate. LESSEE shall pay any deficiency shown thereon within thirty (30) days of its receipt of said invoice. In the event of any disagreement, the parties shall engage in the negotiation and arbitration processes set forth in the last paragraph of Section 3 hereof. Any rebates due LESSEE (not contested by LESSOR) shall, in LESSOR’s reasonable discretion, be credited toward current monthly Rent or paid to LESSEE within thirty (30) days. LESSOR shall provide copies of the relevant tax bills to LESSEE upon LESSEE’s request.

5.              Security Deposit. On or before May 1, 2009 LESSEE shall post with LESSOR (and maintain at all times during the Original and Extended Term), a Security Deposit in the amount of One Hundred Sixty Seven Thousand Three Hundred Sixty One 33/100 ($ 167,361.33) Dollars, subject to reduction to the amount of Eighty Three Thousand Six Hundred Eighty 66/100($ 83,680.66) Dollars (respectively, the “Security Deposit Amount”) as described below; which shall be held as security for LESSEE’s performance as herein provided, to be returned to LESSEE at the end of this Lease Term (as may be extended), subject to LESSEE’s satisfactory compliance with the terms and conditions hereof.

The Security Deposit Amount shall be delivered to LESSOR, on or before May 1, 2009,, either by:

(a)                                 certified or bank check drawn on a Massachusetts bank (which sum, plus any interest thereon, LESSOR shall be entitled to commingle and use with LESSOR’s own funds); or

(b)                                 irrevocable stand-by Letter of Credit, drawn on a commercial bank reasonably acceptable to LESSOR.

If available to LESSEE, the Letter of Credit shall be the full term of this Lease. However, the Letter of Credit may be written on an annual basis with a provision that it may be drawn upon if LESSEE fails to provide a renewal or replacement therefor forty-five (45) days prior to the expiration of the then existing Letter of Credit.

The Letter of Credit shall: (i) name LESSOR as beneficiary; (ii) be for a term equal to the Lease Term (or any extended term, as and when appropriate); (iii) be cancelable only with a minimum 30 days prior notice to LESSOR; and (iv) be substantially in the form attached hereto as Exhibit C and in all respects in form and substance reasonably satisfactory to LESSOR.

The Security Deposit Amount shall be reduced as contemplated above provided the LESSEE has not defaulted beyond and notice, grace and cure periods under the terms and conditions of this Lease prior to the date of said reduction, which reduction shall occur on the first of the month after the expiration of eighteen (18) full calendar months after the Commencement Date.

LESSOR reserves the right, at any time, to require that the Original Letter of Credit be replaced by another Letter of Credit issued by another U.S. commercial bank reasonably acceptable to LESSOR, in the exercise of LESSOR’s reasonable discretion. LESSOR shall accept a cash deposit in the amount set forth below for the appropriate year, in the interim while LESSEE procures said replacement Letter of Credit. LESSEE shall be required to make its substitution within fourteen (14) business days from receipt of LESSOR’s notice. Failure to provide said replacement Letter of Credit shall entitle LESSOR to draw on the existing Letter of Credit and hold the cash proceeds thereof pursuant to the preceding sentence until LESSEE procures a replacement; LESSEE’ s failure to provide a cash Security Deposit (pursuant to LESSOR’s draw on the Letter of Credit or otherwise), or to provide a replacement Letter of Credit shall constitute a default under the Lease.

6.              Use of Leased Premises. LESSEE shall use the leased premises for general office, research and laboratory space only, which uses LESSOR warrants and represents are currently allowed under local zoning regulations (subject to compliance with federal, state and municipal safety, healthy, building, and sanitary codes). LESSEE will use the Leased Premises in a careful, safe and proper manner and will not do or permit any act or thing that is contrary to any legal or insurance requirement referred to in Section 17 hereof or that might impair the value of the Leased Premises or Building or any part thereof, or that constitutes a material risk to the safety, health or well-being of other lessees in the Building or the community, or creates a public or private or private nuisance or waste.

LESSEE shall not be entitled to bring any animals (including without limitation laboratory mice, rats or other mammals or primates, reptiles or aquatic life); micro-organisms; or bacteriological, biological, or pathological agents into the Building or the Leased Premises without prior written notice to LESSOR and LESSOR’s express written consent; which consent LESSOR shall not unreasonably withhold, delay or condition. LESSOR hereby expressly approves LESSEE’s use of the animals, micro-organisms, bacteriological, biological, and pathological agents listed on Exhibit D attached hereto in the Leased Premises. As to any of the foregoing, if and to the extent permitted by LESSOR, LESSEE, at its sole cost and expense, shall comply with all applicable local, state and federal governmental statutes, regulations, rulings and orders applicable thereto (including procuring any required permits or authorizations). LESSOR may condition its consent to the presence of such animals based on quantity, type, arrangements for storage, sanitation, transportation, and other physical and logistical considerations as

LESSOR may reasonably determine in each instance and from time to time as circumstances may require. LESSEE hereby indemnifies and holds harmless LESSOR from and against any and all damages, liabilities, claims, demands, actions or other losses arising from LESSEE’s non-compliance with this clause, or non-compliance with any conditions imposed by LESSOR hereunder in the future.

LESSEE shall have access to the Leased Premises and the Building parking garage for LESSEE’s use seven days per week and twenty four hours per day for each day of the Term, subject to the provisions of Section 7 hereof relative to overtime heat and air-conditioning. LESSEE shall keep the Leased Premises in a clean and orderly and presentable condition equivalent to the reasonable standards set by LESSOR for the Building; and LESSEE shall be solely responsible to provide its own cleaning and janitorial services to the Leased Premises, at its sole cost and expense.

LESSEE shall be responsible for its own cleaning of the Leased Premises, and the prompt and proper disposal of all garbage, refuse, debris and other waste as mandated by reasonable Building regulations. LESSOR shall provide and maintain a trash dumpster and/or compactor at the Building loading dock, for the non-exclusive use of all tenants for disposal of non-hazardous/non controlled materials and substances. LESSEE may, but shall not be obligated (except as required by law) to implement a recycling program, but its implementation, maintenance, or operation shall be, except as required by law, without any cost or expense to LESSOR or any other tenants of the Building. Except as required by law, LESSOR is not obligated to coordinate any such program in any respect.

In addition to its rights to occupy and use the Leased Premises, LESSEE shall also be entitled to use the following areas, as follows:

(a)                                 LESSEE shall have the exclusive use of two “tel/data rooms” as they are currently configured within the Leased Premises (subject to removal of other tenants’ servers, equipment, wires and cables as set forth in Section 11);

(b)                                 LESSEE shall be entitled to install its own generator in a location either on the roof of the Building, or alternatively, in another location designated by LESSOR (e.g. parking garage level) by mutual agreement of LESSOR and LESSEE (with wiring, cabling, ducting, and conduits, as needed through the Building to the Leased Premises); LESSOR to approve the specifications therefor (such approval not to be unreasonably withheld or delayed); with all costs and expenses thereof to be borne by the LESSEE;

(c)                                  LESSEE shall be entitled to install its own additional HVAC equipment, antennas, satellite dishes and other communications equipment on the roof of the Building (with wiring, cabling, ducting, and conduits, as needed through the Building to the Leased Premises); LESSOR to approve the locations and specifications therefor (such approval not to be unreasonably withheld or delayed); with all costs and expenses thereof to be borne by the LESSEE;

(d)                                 LESSEE shall have the exclusive use of the currently existing acid neutralization system in place in the Leased Premises; LESSOR making no representations or warranties with respect thereto and LESSEE being fully responsible to all maintenance, repairs and replacements thereto at its sole cost and expense.

7.              Utilities. LESSOR shall provide to the Leased Premises the building standard facilities for heat and air conditioning for the Leased Premises, and also to the common areas and facilities which LESSEE enjoys the right to use, as required for comfortable occupancy, during 8 AM to 6 PM each business day (herein “Normal Business Hours”).

LESSOR shall provide electricity to the Leased Premises (to be distributed throughout the Leased Premises however, at LESSEE’s sole cost and expense). Notwithstanding the foregoing, LESSEE shall pay all charges for electricity used on the Leased Premises. LESSEE shall pay all actual charges, without mark-up or profit to LESSOR, for electricity used on the Leased Premises as it may be separately metered to the Leased Premises, or based on LESSEE’s Allocable Percentage of the total electric bill for the Building if not separately metered or if only partially separately metered to the Leased Premises (whichever or both as may be applicable), at the reasonable determination of the LESSOR. LESSOR shall determine any such electric charges not separately metered to the Leased Premises in a uniform and non-discriminatory manner relative to other lessees and occupants in the Building whose electric charges are not separately metered. LESSEE shall pay its electrical charges to LESSOR as invoiced by LESSOR on a monthly basis (whether based on actual or estimated charges) within thirty (30) days of its receipt of the invoice. Within one hundred twenty (120) days of the close of each calendar year, LESSOR shall adjust the LESSEE’s prior year’s electrical payments to account for the actual and properly accrued charges, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate. LESSEE shall pay any deficiency shown thereon within thirty (30) days of its receipt of said invoice. In the event of any disagreement, the parties shall engage in the negotiation and arbitration processes set forth in the last paragraph of Section 3 hereof. Any rebates due LESSEE (not contested by LESSOR) shall, in LESSOR’s reasonable discretion, be credited toward then current Rent. LESSOR shall provide copies of the relevant electric bills, and information regarding which spaces in the Building are not separately metered to other lessees and occupants, to LESSEE upon LESSEE’s request.

LESSOR shall maintain an average temperature in the Building between 60 degrees Fahrenheit and 80 degrees Fahrenheit at all times; and an average temperature in the Leased Premises generally between 68 degrees Fahrenheit and 76 degree Fahrenheit during Normal Business Hours. LESSOR shall make available overtime heat and air-conditioning and LESSEE shall pay as additional rent, overtime heat and air-conditioning as may be requested by LESSEE for the Leased Premises on the basis of $ 150.00 per zone, per hour (subject to increase by the same percentage amount by which the standard electric rates are increased), as billed by LESSOR. LESSEE shall give LESSOR twenty four (24) hours prior notice of any requirements for specialized overtime heating and air-conditioning. LESSOR shall not be liable to LESSEE for any interruption, interference, damage or loss to LESSEE’s research or experimentation occasioned as a result of any failure in the heating, ventilation, air conditioning, or electrical services or other utilities servicing the Building or the Leased Premises not caused by LESSOR’s negligence, willful misconduct, or failure to use reasonably diligent efforts to restore any service interruption within its reasonable control. No plumbing or electrical work which affects the base Building systems or which requires a municipal permit or which may interfere with any other tenant in the Building shall be done without LESSOR’s approval which approval shall not be unreasonably withheld or delayed and the appropriate municipal permit and inspector’s approval. Hot and cold water for domestic type sanitary and drinking purposes and ordinary office pantry purposes (only) shall be supplied at LESSOR’s expense. There shall be separately metered and separately paid for by LESSEE, non-potable laboratory water and water for other particularized uses in the Leased Premises.

LESSOR shall also provide the following services in accordance with comparable first class research laboratory and office buildings in the mid-Cambridge submarket at no additional charge: (a) non-exclusive shared passenger and freight elevator service and loading dock service to the Leased Premises on a 24-hour basis, (b) base Building fire and life-safety systems; and (c) janitorial and cleaning service to common lavatories and common areas.

8.              Compliance with Laws. LESSEE acknowledges that no trade, occupation, or activity shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any federal or state law or administrative regulations, or any municipal ordinance or regulations in force at any time in Cambridge. LESSEE shall keep all employees working in the Leased Premises covered with Worker’s Compensation Insurance, as applicable. Specifically, LESSEE shall be responsible for causing the Premises and any work conducted therein to be in full compliance with the Occupational Safety and Health Act of 1970 and any amendments thereto. LESSEE shall strictly adhere to any and all federal, state, and municipal laws, ordinances, and regulations governing the use of LESSEE’s laboratory scientific experimentation. LESSEE shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its office and research activities on the Premises; its scientific experimentation; transportation; storage; handling; use and disposal of any low level radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials. LESSOR agrees to cooperate (with no direct or indirect costs or expenses, or increase in any liability whatsoever, to LESSOR) with LESSEE’s reasonable efforts to obtain and maintain in force and effect all such permits. LESSEE shall promptly give notice to LESSOR of any warnings or violations relative to the above received from any federal, state, or municipal agency or by any Court of Law, and shall promptly cure the conditions causing any such violations; and LESSOR shall permit LESSEE to cure said harm or hazard prior to any active intervention by LESSOR, except where such intervention is necessitated by the emergency nature of the harm or hazard; or where the harm or hazard impairs the value of the Building (directly or as collateral on any debt); interferes with any other tenant’s rights; or is required by any governmental agency or authority.

Throughout the Term, LESSOR shall cause the base Building (including common areas and lavatories) to comply with all applicable laws, governmental rules and regulations.

LESSEE shall fully indemnify and hold harmless in all respects LESSOR from any and all claims, demands, losses, liabilities, and damages (including all necessary and reasonable expenses for contractors, consultants, environmental engineers, attorneys, and other professionals utilized by LESSOR to evaluate and remediate any hazard or harm which LESSEE has failed to cure; and further including any and all fines or fees assessed by any governmental agency relative to any hazard or harm), directly arising from the conduct of its activities on the Leased Premises (especially relating to or involving hazardous substances), or LESSEE’s obligations and responsibilities as set forth above and herein, and excepting liability for any claims and damages resulting from the acts or negligence of LESSOR or its agents or employees.

LESSOR shall fully indemnify and hold harmless in all respects LESSEE from any and all claims, demands, losses, liabilities, and damages (including all necessary and reasonable expenses for contractors, consultants, environmental engineers, attorneys, and other professionals utilized by LESSOR to evaluate and remediate any hazard or harm which LESSOR has failed to cure; and further including any and all fines or fees assessed by any governmental agency relative to any hazard or harm), directly arising from the negligence of LESSOR or LESSOR’s breach of its obligations under this Lease, and excepting liability for any claims and damages resulting from the acts or negligence of LESSEE or its agents or employees.

9.                        Fire and General Insurance Requirements. LESSEE shall not permit any use of the Leased Premises which will make voidable, increase any premium (unless LESSEE agrees to pay such increase), or decrease any insurance on the Building and property of which the Leased Premises are a part, or on the contents of said Building, or which shall be contrary to any law, regulation, or order from time to time to established or issued by the local Fire Department, or any similar body, or any restriction contained in any of LESSOR’s insurance policies as to the Building and property of which LESSEE has been notified. LESSEE shall, within 30 days after demand accompanied by reasonable evidence, reimburse LESSOR, all extra insurance premiums caused by LESSEE’s use of the Leased Premises for other than standard office purposes. LESSOR shall insure the Building on a replacement cost basis and maintain a policy of commercial liability insurance, all in manner consistent with owners of comparable first class research laboratory and office buildings in the mid-Cambridge submarket. Each party hereby waives any right of recovery against the other for injury or loss covered by insurance maintained or required to be maintained by such party to the extent of the injury or loss covered and paid by the applicable insurance company (or, if such party failed to maintain the insurance required hereunder, which would have been paid by the applicable insurance company if such party had maintained such insurance).

10.                 Maintenance of Leased Premises. LESSOR shall be responsible for all structural maintenance of the Leased Premises including without limitation the roof of the Building of which the Leased Premises are a part and for the normal maintenance, repair and replacement of all LESSOR’s heating and cooling equipment, doors, locks, plumbing, and electrical wiring and base Building electrical and mechanical equipment, elevators, base Building fire and life-safety systems, common areas and lavatories, parking areas and walkways, all in accordance with standards applicable to comparable first class research laboratory and office buildings in the mid-Cambridge submarket, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE, and chemical, water or corrosion damage from any source within the control of LESSEE. LESSEE agrees to maintain at its expense all other elements and components of the Leased Premises in the same condition as they are at the commencement of the Term or as they may be put in during the Term of this lease, normal wear and tear and damage by fire or casualty only excepted, and whenever necessary, to replace light bulbs (after the first six months of the Term), plate glass and other glass therein, acknowledging that the Leased Premises upon delivery are in good order and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, and the like and shall not cause the area surrounding the Leased Premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped or defaced, suffer any waste of the Leased Premises, nor keep any animals within the Leased Premises (except as otherwise expressly provided herein). Any maintenance which is the responsibility of LESSOR and which is necessitated by some specific aspect of LESSEE’s willful acts or negligent use of the Leased Premises shall be at LESSEE’s expense. All maintenance provided by LESSOR shall be performed as reasonably required at LESSOR’s discretion and, except for emergencies, during LESSOR’s normal business hours (unless the same shall materially interfere with the operation of LESSEE’S business, in which case during reasonable times that will minimize interference). LESSEE may not keep any animals on the Leased Premises without prior written notice to and approval from LESSOR in each instance, which approval may be denied or conditioned in LESSOR’s reasonable discretion. LESSEE shall be solely responsible for maintenance and operation of any and all of its systems installed or servicing the Leased Premises, and shall waive any and all claims against LESSOR and other tenants in the Building for any damage, impairment, or loss relative to these systems unless caused by the acts or negligent or reckless acts of those persons. Specifically, LESSEE shall maintain, at its sole expense, and pay all charges for electrical service and use of, the following: (a) LESSEE’s customized “cold room” or “warm room” (if any) and all equipment associated with its operation; and, (b) backflow preventers; (c) acid neutralization chip tanks; and (d) any other specialized equipment or mechanical systems servicing the Leased Premises.

If for any reason the LESSEE vacates the Leased Premises or intends the same to be unoccupied other than during LESSEE’s customary non-business days or hours, LESSEE shall be responsible to maintain active oversight and control over the Leased Premises by a qualified individual or entity who will physically monitor the same on a daily basis to ensure safety and security therein.

11.                 Lessee’s Alterations to Leased Premises — Condition at Lessor’s Delivery — Lessee’s Construction Allowance. LESSEE shall not make structural alterations or additions of any kind to the Leased Premises, but may make nonstructural alterations provided LESSOR consents thereto in writing, said consent not to be unreasonably withheld or delayed. Except with respect to decorative work (such a painting and carpeting) for which a building permit is not required, plans and specifications shall be submitted by LESSEE to LESSOR in each instance, in advance of any proposed work, in sufficient detail and scope to enable LESSOR to make a reasonable determination thereon. LESSOR shall not charge LESSEE for any supervisory, management or other fees of its own staff (but may charge LESSEE for any reasonable fees required from third party engineers deemed necessary by LESSOR in order to fully review and approve LESSEE’s work). All such allowed alterations shall be at LESSEE’s expense and shall be in quality at least equal to the present construction. If LESSOR performs any requested services for LESSEE in connection with such alterations or otherwise, any invoice therefor will be promptly paid. LESSEE shall be responsible to use such contractors as will ensure harmonious labor relations in the Building and on the site; and to prevent strikes, work stoppages, picketing and other labor actions. LESSEE shall provide LESSOR with reasonably acceptable general liability and builder’s risk insurance certificates naming LESSOR and its lender as additional insureds prior to the commencement of any work by LESSEE. LESSEE shall not permit any mechanics liens, or similar liens, to remain upon the Leased Premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released, removed or bonded forthwith without cost to LESSOR. Window blinds or other window treatment shall be building standard unless LESSOR expressly agrees otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the Building of which the Leased Premises are a part, provided such changes do not interfere with LESSEE’s use or access to such areas and facilities. To the extent any work by LESSEE necessitates a building permit and occupancy permit, then LESSEE shall be responsible to procure the same at its sole cost and expense.

Notwithstanding the foregoing, prior to the commencement of the Term hereof LESSOR shall, at its sole cost and expense, deliver the Leased Premises to the LESSEE on the Commencement Date as set forth in Section 32 hereof, in an “AS/IS” condition in all respects; but nevertheless such that:

(i)                                     the Leased Premises conforms to LESSOR’s standard Building specifications with all base building systems in good working condition and suitable for general laboratory uses;

(ii)                                  the base Building (including common areas and lavatories) is ADA compliant;

(iii)                               the Leased Premises is ADA compliant, and with code compliant demising walls and common area corridors;

(iv)                              the common area corridor on the second (2nd) floor has been freshly painted;

(v)                                 the common area corridor carpeting has been freshly professionally cleaned;

(vi)                              all servers, equipment, wires/conduits of other tenants and occupants in the currently shared two “tel/data rooms” within the Leased Premises shown on the Lease Plan shall be relocated such that only LESSEE’s servers, equipment, tel/data wires, cables, conduits and connections are located therein;

(vii)                           the “electric room” in the Leased Premises is reconfigured such that the only electrical boxes and panels therein shall serve the Leased Premises and no other tenants shall have access thereto; and,

(viii)                        the current area providing access for shared use to the vacuum, compressed air and containered gas facilities shall be configured such that LESSEE shall have access thereto during the Term (and shall concomitantly permit access thereto to other tenants on the floor using such facilities), for use based on separate use and cost sharing agreements to be agreed to by LESSEE and said tenants (the existence or terms of such use and cost sharing agreements to be wholly independent and separate obligations, not part of LESSOR’s obligations in any fashion under this Lease). To the extent there are no tenants other than LESSEE utilizing this area, then the LESSOR and LESSEE shall equally divide the cost of the reasonable maintenance and repair of this area and the equipment located therein including without limitation, replcement of the equipment if necessary (but neither party shall be responsible for any maintenance or repair arising from the negligence or willful misconduct of the other party), but the cost of the compressed air and gas utilized, and utilities serving this area and the equipment therein shall be borne solely by the LESSEE). In marketing other space on floor, LESSOR shall inform prospective tenants of the requirement to share costs of this area and equipment with LESSEE in order to have the use of such facilities.

LESSEE may make alterations to the Premises, inclusive of installing and equipping the Premises for laboratory and research use, commencing upon LESSOR’s approval of LESSEE’s plans and specifications as contemplated above (herein, “LESSEE’s Build-Out”). LESSEE’s customized improvements to the Leased Premises, including without limitation all laboratory equipment (and including but not limited to hoods, vacuum pumps, and RODI water system(s)) shall be provided and installed at LESSEE’s sole cost and expense.

LESSEE shall be entitled to reimbursement from LESSOR for a portion of LESSEE’s costs and expenses incurred in the construction of LESSEE’s Approved Build-Out (as defined below) as follows, provided the following conditions are met:

(i)                                     LESSOR has approved all LESSEE’s plans and specifications for LESSEE’s Build-Out (including approval of LESSEE’s contractor, which shall not be unreasonably withheld or delayed), (the “Approved Build-Out”);

(ii)                                  all permits and government approvals necessary for construction within and affecting the Leased Premises, per plans and specifications for the “Approved Build-Out” and for the operation of LESSEE’s business therefrom (including but not limited to a Certificate of Occupancy therefor, if applicable), have issued (and LESSOR agrees to cooperate with LESSEE in connection with obtaining same); and

(iii)                               there has been substantial completion of the LESSEE’s Approved Build-Out;

(items (i) – (iii) being referred to herein as the “Construction Allowance Conditions”).

LESSEE’s allowance for construction and LESSOR’s reimbursement thereof shall be up to Sixty Eight Thousand Four Hundred Sixty Six ($ 68,466.00) Dollars (the “Construction Allowance”) of the sums are attributable to work in place and complete on the Leased Premises under the Approved Build-Out (i.e. costs and expenses actually incurred by LESSEE for labor and materials (“hard costs”), architectural and engineering services, project management services and wiring and cabling. LESSEE’s Construction Allowance shall be paid by LESSOR thirty (30) days after written requisition(s) by LESSEE (but not sooner than the Commencement Date) provided all the following requirements have been met: (a) the Construction Allowance Conditions have been satisfied; (b) a written requisition (or successive requisitions as the case may be based on the progress of LESSEE’s work on its LESSEE’s Approved Build-Out) has been submitted to LESSOR, in such detail and form as is reasonably acceptable to LESSOR; (c) all liens and notices of contract have been waived or released in writing (of record, if necessary) by all contractors and subcontractors working on LESSEE’s Approved Build-Out, with copies delivered to LESSOR; and (d) LESSEE is not in default under this Lease as of the date of payment of such requisition. Notwithstanding the LESSOR’s contribution of the Construction Allowance toward LESSEE’s Build Out, LESSEE shall be solely responsible for completion of LESSEE’s Build Out such that it conforms with all applicable building and zoning codes, ordinances and regulations.

12.                 Assignment and Subletting. LESSEE covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest therein will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Leased Premises, nor any part thereof, will be encumbered in any manner by reason or by act or omission of LESSEE, or used or occupied, or permitted to be used or occupied, by anyone other than LESSEE, its servants, agents and employees, or for any use or purpose other than as above stated, or be sublet, or offered or advertised for sub-letting, without in each case LESSOR’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, LESSOR’s prior written consent shall not be required for any assignment or sublet to an entity which owns or controls LESSEEE, or is owned or controlled by LESSEE, or is under common ownership or control with LESSEE, or any entity succeeding to LESSEE as a direct result of a merger or consolidation or asset or stock transfer (“Permitted Transfer”).

The grounds upon which LESSOR may reasonably withhold its consent are as follows:

(i)                                     The prospective assignee’s or sublessee’s intended use of the Premises is not a permitted use under or will not conform with the restrictions set forth in Section 6 of the Lease; or,

(ii)                                  The nature, character, class and standards of the prospective assignee’s or sublessee’s business will not be consistent with those of other lessees in the Building; or,

(iii)                               The financial strength and reliability of a prospective assignee is not sufficient, in LESSOR’s reasonable business judgment, to meet all of LESSEE’s obligations to be performed as of and from the date of said assignment. The prospective assignee must produce to LESSOR’s accountants a verified and current audited financial statement, (or if none has been prepared by said prospective assignee within the past three years, a CPA or CFO certified current financial statement); or,

(iv)                              The operations of the prospective assignee or sub-lessee will violate any exclusive or other rights given any other lessees in the Building; or,

(v)                                 The failure of LESSOR’s institutional mortgage lender(s) to consent, if required by the terms of the mortgage (LESSOR to use diligent efforts to request such consent).

LESSOR, in addition to Annual Base Rent and all Additional Rent hereunder, shall be entitled to fifty (50%) percent of the amount of any and all sums assessed or collected by LESSEE, in whatever form, attributable arising out of any permitted subletting or assignment (after deduction for reasonable and actual brokerage commissions and marketing costs, and attorneys’ fees, associated with the transaction) which exceed said Annual Base Rent or Additional Rent hereunder, (herein, “Rent Mark-Up”).

Notwithstanding LESSOR’s consent to the assignment or subletting, as contemplated above, LESSEE shall remain primarily liable to LESSOR for the payment of all Rent and for the full performance of the covenants and conditions of this Lease; and LESSOR may (immediately in the case of an assignment, or in the case of a sublease, after default by LESSEE after notice and expiration of any applicable cure period) collect all sums due as Rent directly from the assignee/subtenant.

Notwithstanding the foregoing, in the event that LESSEE desires to assign this Lease (other than a Permitted Transfer) or sublet the Premises or any portion thereof (other than a Permitted Transfer), it shall be in each instance notify the LESSOR in writing, stating the intended effective date of the proposed sublet (which shall not be less than 30 days from the date of said notice to LESSOR). LESSOR shall have a period of 30 days from the date it receives such notice to exercise an election to take back the Premises or applicable portion thereof, in LESSOR’s sole discretion and without any obligation to so elect, whatsoever, notwithstanding the circumstances, and without prejudice to or waiver of any of LESSOR’s rights or LESSEE’s continuing obligations hereunder (except as hereinafter provided). LESSEE shall identify to LESSOR the space proposed to be sublet (if less than all of the Premises) and the term of the proposed sublease (if less than the entire remaining term). If LESSOR elects to take back the Premises or such portion, it shall send written notice thereof to LESSEE within such 30-day period, time of the essence; and LESSEE shall be irrevocably bound to surrender and vacate the Premises or such portion thereof as if the Term of the Lease had expired on the date set forth in the LESSEE’s initial notice to LESSOR; and provided LESSEE vacates and surrenders on said date, without being in default of any provision hereof as of said date, this Lease shall be null and void and without recourse to either party hereto with respect to such space (but for terms and conditions contemplated herein to survive termination of this Lease) and, if such take back is for less than the entire Premises, the Rent and Tenant’s Allocable Percentage hereunder shall be adjusted pro-rata. LESSEE shall not be entitled to any payments, commissions, credits, offsets, or any kind or nature arising from said sublet, nor shall any individual or entity acting by, through, or under LESSEE be so entitled. Once an election is made by LESSOR, LESSEE shall be subject to the penalties for holding over set forth in this Lease, if it fails to vacate and surrender the Premises or applicable portion thereof by the date stated in the notice, or if it fails to discharge (or cause its lenders or others with which LESSEE has dealt to discharge) any and all liens or other encumbrances, notices, or restrictions on its leasehold or contractual interest in and to the Premises or applicable portion thereof as of said date. Nothing in this paragraph shall require LESSOR to make an election to take back the Premises or applicable portion thereof, and nothing in the aforesaid process shall relieve LESSEE of its liability under this Lease should LESSOR elect not to take back the Premises or applicable portion thereof.

13.      Subordination. This Lease shall be subject and subordinate to any and all instruments of record, mortgages, and other instruments in the nature of a mortgage, extant or coming into existence at any time hereafter, and LESSEE shall, when requested, promptly within fifteen (15) days of request, execute and deliver such reasonable written instruments (on LESSOR’s lender’s form) as shall be reasonably necessary to show the subordination of this lease to said instruments of record, mortgages, or other such instruments in the nature of a mortgage; and LESSOR shall use best efforts to ensure that the holders of such mortgages provide LESSEE with non-disturbance agreements recognizing the rights of LESSEE under this Lease.

14.      Lessor’s Access to Leased Premises. LESSOR or agents of LESSOR may at reasonable times and upon reasonable notice where possible enter to view the Leased Premises and may remove any signs not approved and affixed as herein provided, and may make repairs as LESSOR is required to do and repairs which LESSEE is required but has failed to do (but only after notice and an opportunity to repair being provided to LESSEE), and may show the Leased Premises to prospective mortgagees, appraisers, brokers, and others and, during the final year of the Term, to prospective tenants. Additionally, to the extent necessary to service other portions of the Premises or the common areas or other tenant spaces in the building; LESSOR may add, relocate, or maintain a chase, pipes, conduits, or ducts, within the Premises provided the aforesaid do not materially interfere with LESSEE’s use of the Premises or its aesthetics or reduce the size of the Premises. Any entry by LESSOR onto the Premises for this purpose shall be done in such manner as to minimally interfere with the business conducted thereon by LESSEE, and undertaken with reasonable steps to protect LESSEE’s property.

15.      Snow Removal. LESSOR will be responsible for the removal or other treatment of snow and ice on walkways, sidewalks, entryways and parking areas. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR harmless from any and all claims by LESSEE’s agents, representatives, employees or business invitees for damage or personal injury resulting in any way from snow or ice on any area serving the Building, provided LESSOR has performed this obligation absent LESSOR’s gross negligence or willful misconduct.

16.      Access and Parking. LESSEE shall be granted, at current rates (which may be increased from time to time to reflect market increases), the right to park up to seventeen (17) cars in the Building’s on-site indoor parking lot or facility on an unassigned and unreserved basis, in single or tandem spaces or on a valet basis which LESSOR in its sole discretion shall designate from time to time. The initial parking rate therefor shall be $ 210 per month, per car, which monthly rate may be changed by LESSOR in its discretion subject to and reflective of periodic market changes. All payments for these parking rights shall be considered to be Additional Rent under this Lease. Additionally, LESSEE shall be entitled to rights to park up to an additional six (6) cars (i.e. totalling up to twenty three (23) parking spaces (the “Additional Spaces”) in the Building garage (but only on a valet basis, and only to the extent LESSOR is providing valet service to the Building garage, which LESSOR shall not be obligated to do), at then current rates as set by LESSOR in its discretion. To the extent available and not required by other tenants, and even though valet service has not been instituted by LESSOR, LESSOR shall also make some or all of the Additional Spaces available to LESSEE upon LESSEE’s request at the then current rates on a month to month basis until required by said other tenants in LESSOR’s sole discretion. The Building garage, plus any stairs, walkways or other means of ingress or egress controlled by the LESSOR shall not in any case be considered extensions of the Leased Premises. LESSEE will not obstruct in any manner any portion of the Building or the walkways or approaches to the Building, and will conform to all reasonable and non-discriminatory rules now or hereafter made by LESSOR for parking, and for the access and egress, security, care, use, or alteration of the Building garage, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation to LESSEE. No vehicles shall be stored or left in any parking area for more than (3) nights without LESSOR’s written approval. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked overnight at any time. LESSEE agrees to assume all expense and risk for the towing of any misparked vehicle belonging to LESSEE or LESSEE’s agents, employees, business invitees, or callers, at any time. For the purpose of this section the term “space” shall mean general access for one motor vehicle. All vehicles shall be parked and left on the premises at their owners’ sole risk and LESSOR shall not be liable for any damages caused to said vehicles while they are parked or left on the premises, except to the extent due to LESSOR’s negligence or willful misconduct.

17.      Lessee’s Liability Insurance. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the Leased Premises from whatever cause arising, (unless caused by the negligent acts or omissions of LESSOR), and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the Leased Premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR from any and all liability, reasonable expenses, damage, causes of action, suits, claims or judgments caused by or in any way growing out of any matters aforesaid. LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE, LESSOR (and its lenders and any other entity reasonably requested by LESSOR) against any claims based on bodily injury (including death) arising out of the condition of the Leased Premises or their use by LESSEE, such policy to insure LESSEE, LESSOR and said other entities against any claim up to Three Million ($3,000,000.00) Dollars per occurrence for personal injury or damage to property. LESSOR and its lenders shall be included in such policy as additional insureds. LESSEE will promptly file with LESSOR certificates showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least thirty (30) days prior written notice to each insured named therein.

18.      Fire, Casualty, Eminent Domain. Should a substantial portion of the Leased Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, a just and proportionate abatement of rent shall be made, and LESSOR may elect to terminate this Lease by written notice given within sixty (60) days of the fire, casualty or taking, in which case this Lease shall terminate as of the date of such fire, casualty or taking. When such fire, casualty, or taking renders the Leased Premises substantially unsuitable for LESSEE’s use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this Lease if: (a) LESSOR fails to give written notice within sixty (60) days of intention to restore Leased Premises, or (b) LESSOR fails to restore the Leased Premises to a condition substantially suitable for LESSEE’s use within one hundred eighty (180) days of said fire, casualty or taking, or (c) Leased Premises cannot reasonably be anticipated to be restored to a condition substantially suitable for LESSEE’s use within one hundred eighty (180) days of said fire, casualty or taking. If any portion of the Leased Premises are damaged by fire or other casualty or taken by eminent domain and no termination has been elected, a just and proportionate abatement of rent shall be made, and LESSOR shall proceed with diligence to restore the Leased Premises. LESSOR reserves all rights for all damages or injury to the Leased Premises for any taking by eminent domain; except for damage to LESSEE’s moveable fixtures, property or equipment, or moving expenses, which are specifically allocated to LESSEE by the taking authority or arbitrators.

19.      Brokerage. LESSEE and LESSOR each warrants and represents to the other that they have dealt with no broker or third person with respect to this Lease or the Leased Premises or Building entitled to a commission as a result of this Lease, other than Richards Barry Joyce & Partners, whose fee shall be paid by LESSOR pursuant to a separate written agreement; and LESSOR and LESSEE each agree to indemnify and hold harmless the other from any fees, expenses, or damages arising from breach of the above warranty.

20.      Signage. LESSEE shall have the right, at LESSOR’s expense, to have its name included in any central directory in the Building’s lobby maintained by LESSOR listing the Building’s other tenants. LESSOR authorizes LESSEE, if desired, to display one sign on LESSEE’s office entrance door (at LESSEE’s expense) consistent with similar signs of other tenants. LESSEE shall obtain the written consent of LESSOR before erecting any sign on the Leased Premises visible from outside the Leased Premises, which consent may be conditioned on compliance with LESSOR’s requests as to size, wording, and location of such signs, but which shall not be unreasonably withheld or delayed.

21.      Default. In the event that: (a) LESSEE shall default in the payment of the security deposit or any installment of Annual Base Rent of any Additional Rent, and such default shall continue for five (5) business days after written notice thereof; or (b) LESSEE shall default in the observance or performance of any other of LESSEE’s covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or within such longer time as may be reasonably necessary provided LESSEE commences to cure within such 30-day period and diligently pursues such cure to completion; (c) LESSEE shall be declared bankrupt or insolvent according to law, or if any voluntary or involuntary petition for bankruptcy is filed against LESSEE and not discharged within sixty (60) days from filing; or if any assignment shall be made of LESSEE’s property for the benefit of creditors; then, while such default continues, and without demand or further notice, LESSOR shall have the right to re-enter and take complete possession of the Leased Premises, to declare the term of this Lease ended, and to remove LESSEE’s effects, without being guilty of any manner of trespass and without prejudice to any remedies which might be otherwise used for arrears of rent and other default of breach of covenant. LESSEE shall indemnify LESSOR against all loss of Rent and other payments which LESSOR may incur by reason of such termination during the remainder of the term, it being expressly understood that LESSOR shall use reasonable efforts to relet the Leased Premises and collect all rents from such reletting. If LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE’s part to be observed or performed under or by virtue of any one of the provisions in any section of this Lease, LESSOR, without being under any obligation to do so and without thereby waiving such default, may after the expiration of any applicable cure period, remedy same for the account and at the expense of LESSEE, (including but not limited to application of any or all of the Security Deposit held by LESSOR). If LESSOR pays or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of eighteen (18%) percent per annum and costs, shall be paid to LESSOR by LESSEE as additional rent. Upon default of this Lease by LESSEE, and because the payment of Rent in monthly installments is for the sole convenience of the LESSEE, the entire balance of the Rent which would accrue hereunder shall at the option of the LESSOR become immediately due and payable. The foregoing shall be subject to LESSOR’s agreement to take reasonable steps to mitigate its damages (in which case the LESSOR shall repay to LESSEE the mitigated amount against the accelerated Rent paid by LESSEE), but such mitigation shall not be construed to require LESSOR to lease to any substitute tenant: (a) at any Rent that is less than the lower of: (i) the Rent that is set forth in this Lease, or (ii) the Rent for comparable space in the Building being marketed by LESSOR as of the date of the default; (b) for a Term that is less than the remaining balance of the Term of the Lease; (c) on any terms or conditions that are materially less favorable to LESSOR than those set forth in the Lease; or (d) if such substitute tenant is reasonably objectionable to the LESSOR. Notwithstanding the foregoing, LESSEE agrees to pay reasonable attorney’s fees incurred by LESSOR in enforcing any or all obligations of LESSEE under this Lease at any time.

22.     Notices. Any notice from LESSOR to LESSEE relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if delivered to the Leased Premises or LESSEE’s last designated address by reputable overnight courier with receipt acknowledged, or by certified mail, return receipt requested, postage prepaid, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if delivered to LESSOR by reputable overnight courier with receipt acknowledged, or by certified mail, return receipt requested, postage prepaid, addressed to: Rivertech Associates II, LLC 575 Boylston Street, Boston, Massachusetts 02116 or at LESSOR’s last designated address. Notices shall be deemed given upon the date of actual delivery or refusal to accept delivery. Time is of the essence in delivery of any notice, and the performance of any obligations relating thereto.

23.     Lessee’s Occupancy. In the event that LESSEE remains in any part of the Leased Premises after the agreed termination date of this Lease without the written permission of LESSOR, then all other terms of this Lease shall continue to apply, except that LESSEE shall be liable to LESSOR for any direct loss, damages or expenses incurred by LESSOR (but not consequential damages), and all Annual Base Rent and other Rent shall be due in full monthly installments at a rate of two hundred fifty (250%) percent of that which would otherwise be due under this Lease, it being understood between the parties that such extended occupancy as a tenant at sufferance is solely for the benefit and convenience of LESSEE.

24.     Rules and Regulations. LESSEE and LESSEE’s servants, employees, agents, invitees and licensees shall observe faithfully and comply strictly with such reasonable and non-discriminatory rules and regulations governing the use of the Building and site and all common areas as LESSOR may from time to time, adopt and of which LESSEE has been notified.

25.     Outside Area Limitations. No goods or things of any type or description shall be held or stored outside the Leased Premises at any time without the express written approval of LESSOR, except bicycles which shall be stored only in the bicycle rack to be provided by LESSOR.

26.     Environmental Compliance. LESSEE will so conduct and operate the Leased Premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others, by reason of offensive odors, smells, noise, accumulation of garbage or trash, vermin or other pests or otherwise and will, at its expense, employ a professional pest control service if necessary as a result of LESSEE’s operations. LESSEE agrees to maintain efficient and effective device for preventing damage to heating equipment from harmful solvents, degreasers, cutting oils, and the like, which may be used within the premises. No hazardous wastes, radioactive materials or chemical or harmful biological agents or materials of any sort shall be stored or allowed to remain within the Leased Premises at any time, without LESSOR’s prior notice and consent, which consent shall not be unreasonably withheld or delayed. LESSOR hereby expressly approves LESSEE’s storage and use of the chemicals and materials listed on Exhibit D attached hereto in the Leased Premises.

Prior vacating the Leased Premises at the end of the Term (or any applicable extension), or sooner in the event of a default hereunder, LESSEE at its sole cost and expense shall provide LESSOR with an environmental audit by a qualified environmental engineering firm reasonably satisfactory to LESSOR. The aforesaid environmental audit shall affirmatively certify that the Leased Premises are free from any and all contaminants, pollutants, radioactive materials, hazardous wastes or materials, bacteriological agents or organisms which would render the Leased Premises in violation of G.L.c.21E, CERCLA, or SARA, or any regulations, from time to time. LESSEE shall be responsible to LESSOR (and any Lenders to the Building) for any and all environmental hazards or conditions which did not appear on the environmental audit provided to LESSOR by the LESSEE, and which preclude or condition the foregoing affirmative certification due from LESSEE as contemplated above, to the extent said hazards or conditions are reasonably attributable to LESSEE’s activities and use of their space.

LESSOR represents and warrants that to the best of LESSOR’s knowledge LESSOR has not received any current outstanding notices that the Building and all tenants of the Building are not in compliance with all applicable environmental laws, rules and regulations.

27.     Responsibility. Except to the extent due to LESSOR’s negligence or willful misconduct, LESSOR shall not be held liable to anyone for loss or damage caused in any way by the use, leakage or escape of water or for cessation of any service rendered customarily to said Leased Premises or buildings or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, weather conditions, or mechanical breakdowns, to trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR’s immediate control. In the event there is an interruption of either services or any other event within LESSOR’s control which materially interferes with LESSEE’s use and enjoyment of the Leased Premises (in whole or in substantial part) and which interruption continues uninterrupted for more than five (5) business days, then Rent shall be proportionately abated until use is restored.

28.     Surrender. LESSEE shall at the expiration or other termination of this Lease remove all of LESSEE’s goods and effects from the Leased Premises. LESSEE shall deliver to LESSOR the Leased Premises and all keys, locks, thereto, and other built-in fixtures and built-in equipment connected therewith, and all alterations, additions and improvements made to or upon the Leased Premises, including but not limited to any offices, partitions, cold room, plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, built-in water coolers, burglar alarms, telephone wiring, wooden or metal shelving which has been bolted, welded or otherwise attached to any concrete or steel, member of the Building, compressors, air or gas distribution piping, cabinetry, overhead cranes, hoists, trolleys or conveyors, counters or signs attached to walls or floors, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, distribution panels, bus ducts, raceways, outlets and disconnects, and excluding the compressors, and any built-in component work stations that LESSEE may install during the term, LESSEE shall deliver the Leased Premises reasonable wear and tear and damage by fire or other casualty only excepted. In the event of LESSEE’s failure to remove any of LESSEE’s property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto and at the sole risk of LESSEE to remove and store any such property at LESSEE’s expense, or to retain same under LESSOR’s control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property which shall be conclusively deemed to have been abandoned.

29.     Quiet Enjoyment. So long as LESSEE keeps, observes and performs each of the terms herein contained on the part of LESSEE to be kept, observed and performed, LESSEE shall quietly enjoy the Leased Premises without hindrance or molestation by LESSOR or any parties claiming through LESSOR.

30.     Miscellaneous Provisions. The invalidity or unenforceability of any provision of this Lease shall not affect or render invalid or unenforceable any other provision hereof. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR shall be liable only for obligations occurring as of the beginning of the term of this lease, or thereafter while LESSOR of the Leased Premises. The obligations of LESSOR and LESSEE shall not be binding upon any director, officer, shareholder, partner, Trustee or beneficiary of LESSOR or LESSEE. Notwithstanding the definition herein of “Commencement Date”, “Termination Date”, or “Term”, or LESSOR’s obligations to deliver the Premises, this Lease shall be binding and enforceable as against the parties hereto as of the date of its execution.

31.     Waivers and Legal Limitations. No consent or waiver, express or implied, by LESSOR or LESSEE, to or of any other breach of the other party of any covenant, condition or duty of that party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons or a partnership, LESSEE’s obligations are joint or partnership and also several. Unless repugnant to the context, “LESSOR” and “LESSEE” mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

32.     Lessor’s Delivery of the Leased Premises. The Leased Premises will comply with the conditions set forth in Section 11 hereof as of the Commencement Date, and, in addition, the Expansion Space will be vacant and in broom clean condition subject to the provisions of Section 1 hereof. Notwithstanding the Commencement Date as contemplated in Section 1 hereof, this Lease shall take effect and be binding upon the parties hereto as of its execution.

33.     Option to Extend. LESSEE, provided it is not then in default after notice and the expiration of any applicable cure period, and further provided it shall not have defaulted beyond any applicable notice and cure period more than twice during the Lease Term, shall have an option to extend its tenancy as to the Leased Premises, on the terms and conditions herein, for one additional period of twenty four (24) months at the then current “Market Rent”, (including annual escalations thereon for each year of the extended term if in accordance with then prevailing market forces), (herein, the “Extended Term”). Said

Extended Term shall commence, subject to proper exercise of LESSEE’s option hereunder, time being of the essence, on July 1, 2012 and shall terminate on June 30, 2014.

LESSEE shall exercise its option by delivering to LESSOR its written notice not later than twelve (12) full months prior to the original Termination Date, time being of the essence in the delivery of said notice. Once delivered, written notice to extend is irrevocable.

“Market Rent” as used herein shall be that rent charged for comparable first class research laboratory and office space in the mid-Cambridge submarket as of the end of the original Term. If, after good faith attempts within sixty days after the notice to extend has been delivered by LESSEE the LESSOR and LESSEE cannot agree on a figure representing Market Rent, then either party, upon written notice to the other, may request arbitration of the issue as provided in this section. Within fourteen (14) days of the request for arbitration, each party shall submit to the other the name of one unrelated individual or entity with proven expertise in the leasing of commercial real estate in greater Boston/Cambridge to serve as that party’s appraiser. Each appraiser shall be paid by the party selecting him or it. The two appraisers shall each submit their final reports to the parties within thirty (30) days of their selection. The two appraisers shall meet within the next fourteen (14) days to reconcile their reports and collaboratively determine the Market Rent. They shall make their determination in writing, including a statement if such is the case, that they are at an impasse. Such a statement of impasse shall be submitted to the parties along with the Market Rent figure which each appraiser has selected and his reasons and substantiation therefor. The appraisers, in case of an impasse, shall also agree on one unrelated individual or entity with expertise in commercial real estate in greater Boston, who shall evaluate the reports of the two original appraisers and within fourteen (14) days of submission of the issue to him, and make his own determination as to the figure representing Market Rent. The determination of this individual or entity (i.e. arbitrator) absent, fraud, bias or undue prejudice shall be binding upon the parties.

In no event shall “Market Rent” for the Extended Term be less than that figure payable by LESSEE during the last year of the Lease Term.

Annual Base Rent and Additional Rent during any Extended Term shall be payable in advance, in equal monthly installments on the first day of each calendar month.

34.     Extended Term Additional Rent. LESSEE in addition to the sums payable annually to LESSOR as Annual Base Rent, shall pay to LESSOR for each year of any Extended Term, as Additional Rent, LESSEE’s Allocable Percentage (as determined by the approximate total rentable space leased) for Operating Expenses, Real Estate Taxes and Utilities as contemplated in Sections 3, 4 and 7 hereof.

35.          Right of First Offer — Contiguous Second Floor Space. LESSEE, provided it is not then in default after notice and the expiration of any applicable cure period, and further provided it shall not have defaulted beyond any applicable notice and cure period more than twice during the Lease Term, is hereby entitled to receive advance written notice from LESSOR during the Term of this Lease (as it may be extended) that certain contiguous space on the second (2nd) floor of the Building will be offered to third parties for leasing (the “ROFO Notice”), which ROFO Notice shall set forth the Rent and other economic terms at which such space will be so offered.

The contiguous space as to which LESSEE is entitled to a ROFO Notice is as follows:

(a)           approximately 4,900 rentable square feet currently occupied by “Transmolecular” on the second floor of the Building (the “Transmolecular Space”), as shown on Exhibit A hereto; and,

(b)           approximately 10,300 rentable square feet currently occupied on the second floor of the Building by Aileron (the “Aileron Space”), as shown on Exhibit A hereto.

LESSEE shall be entitled to receive a ROFO Notice and to exercise its ROFO Rights (as defined below) as follows:

(i)            as to the Transmolecular Space, LESSEE shall be entitled to receive a ROFO Notice after December 1, 2009 and to exercise its ROFO Rights as set forth below, which exercise by LESSEE shall supersede: (x) any and all other rights given to any other tenant in the Building; and, (y) LESSOR’s right to lease the Transmolecular Space to any third parties; and,

(ii)           as to the Aileron Space, LESSEE shall be entitled to receive a ROFO Notice after December 1, 2009 and to exercise its ROFO Rights as set forth below, which exercise by LESSEE shall be pre-empted and superseded only by: (x) the exercise of any rights that may be given to Aileron (or its affiliates or subsidiaries), including rights to renew or extend its lease; or, (y) the exercise of any rights to such Space that may be given to the tenants in the Building who may then occupy equal or larger Premises; or, (z) LESSOR’s right to lease the Aileron Space to any third parties in conjunction with any other space in the Building.

LESSOR shall be free to execute any lease for the Transmolecular Space and/or the Aileron Space with any third party prior to December 1, 2009.

LESSEE shall have the right, within thirty (30) days from the delivery of LESSOR’s ROFO Notice, to elect to lease the Transmolecular Space or the Aileron Space, as applicable, at the Rent and other economic terms specified in LESSOR’s notice and otherwise on the terms of this Lease for a lease term coterminous with the Term governing the Premises, or to negotiate with LESSOR and to execute a binding letter of intent to lease said space at a Rent and on other terms and conditions mutually agreeable to LESSOR and LESSEE (the LESSEE’s “ROFO Rights”). If LESSEE shall not elect to lease such space or if no binding letter of intent with alternate Rent and terms is executed by LESSOR and LESSEE during that thirty (30) day period, then LESSOR shall be free to market and lease the space offered by the ROFO Notice to any third party, in its sole discretion and without any continuing obligation to LESSEE under this Section 35 except as set forth below.

If LESSEE shall fail to elect to lease any space offered by the ROFO Notice as aforesaid, then notwithstanding anything to the contrary contained in the preceding paragraph LESSOR may thereafter lease such space to any third party at a Rent of not less than 90% of the Rent proposed to LESSEE in the applicable ROFO Notice; but if the proposed lease to any third party is less than 90% of the Rent proposed in the applicable ROFO Notice, then LESSOR shall be required to re-offer the space to LESSEE pursuant to this section.

Notwithstanding the foregoing, this Right of First Offer shall be subject to the existing rights of UCB Research, Inc. to lease the second (2nd) floor space contiguous to the Leased Premises.

Time is of the essence in the exercise of LESSEE’s ROFO Rights as set forth above.

36.          Estoppel Certificates. Upon not less than fifteen days prior written request by LESSOR, LESSEE shall execute, acknowledge and deliver to LESSOR a statement in writing certifying that this Lease is unmodified and in full force and effect and that LESSEE has at the time of such statement no defenses, offsets or counterclaims against its obligations to pay Annual Base Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the Annual Base Rent and Additional Rent and other charges have been paid. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchase or mortgagee of the Premises, or any prospective assignee of any such mortgagee or the LESSOR. Upon not less than fifteen days prior written request by LESSEE, LESSOR shall deliver a similar statement in writing to LESSEE, and any such statement may be relied upon by any prospective sublessee or assignee of this Lease.

37.          Governing Law. This Lease constitutes the full and complete agreement between the parties shall be construed under and according to the laws of the Commonwealth of Massachusetts. Any provision of this Lease which is deemed void or unenforceable shall not invalidate or render void or unenforceable the entire Lease.

[Execution Pages Follow]

IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and seals and intend to be legally bound hereby as of the date first written above.

LESSOR

RIVERTECH ASSOCIATES II, LLC
By Rivertech Associates II, Inc.,
its duly authorized Manager

By:	/s/ Robert Epstein
Robert Epstein, President

LESSEE

MERSANA THERAPEUTICS, INC.

By:	/s/ Julie Olson
Julie Olson, President

By:	/s/ Peter Leone
Peter Leone, Treasurer

CLERK’S/SECRETARY’S CERTIFICATE

The undersigned hereby certifies (1) that the undersigned is the duly elected Clerk/Secretary of the corporation executing this Lease, (2) that the LESSEE’s Board of Directors has duly decided as required by law and the LESSEE’s governing documents that the LESSEE shall enter into this Lease and has duly empowered the person who executed this Lease to do so in the name of and on behalf of the LESSEE and (3) that the LESSEE’s execution and performance of this Lease is consistent with and does not contravene or violate either of the law or the governing documents under which LESSEE is organized and operated or any agreement to which LESSEE is a party.

/s/ Peter Leone
Peter Leone, Secretary

Attach appropriate resolutions

INDENTURE OF LEASE

by and between

RIVERTECH ASSOCIATES II, LLC

(“LESSOR”)

and

MERSANA THERAPEUTICS, INC.

(“LESSEE”)

RIVERSIDE TECHNOLOGY CENTER

840 Memorial Drive

Cambridge, Massachusetts

LEASE EXHIBITS

RIVERSIDE TECHNOLOGY CENTER

LEASE EXHIBIT A - LEASE PLAN

See Lease Plan attached hereto

RIVERSIDE TECHNOLOGY CENTER

LEASE EXHIBIT B — OPERATING EXPENSES

See Operating Expense Schedule attached hereto

Operating Expenses 2007

840 Memorial Drive - Riverside Technology Center

DESCRIPTION	Total	PSF

HEAT	$31,187	$0.24

BUILDING ELECTRIC	$393,372	$3.05

WATER & SEWER	$31,851	$0.25

ELEVATOR MAINTENANCE	$12,833	$0.10

PARKING/CAFÉ EXPENSE	$31,433	$0.24

RUBBISH REMOVAL	$20,672	$0.16

INSURANCE	$40,244	$0.31

GROUNDS CARE	$12,277	$0.10

LEGAL/ACCT/ADMIN	$10,679	$0.08

JANITORIAL SERVICES	$45,844	$0.36

GENERAL MAINTENANCE	$61,325	$0.48

HVAC MAINTENANCE	$30,829	$0.24

LIFE SAFETY SYSTEMS	$67,510	$0.52

MANAGEMENT *	$304,278	$2.36

Total Operating Expenses	$1,094,334	$8.49

Real Estate Taxes (FY 2008)	$710,019	$5.51

* Based upon 5% of income

Tenant’s Applicable Percentage is as follows:

As to the Leased Premises: 8.85%.

RIVERSIDE TECHNOLOGY CENTER

LEASE EXHIBIT C - LETTER OF CREDIT FORM

[Issuing Bank Letterhead]

STANDBY LETTER OF CREDIT NUMBER: [Insert #]	Date: [Insert Date]

BENEFICIARY	APPLICANT

RIVERTECH ASSOCIATES II, LLC
C/o The Abbey Group	[Insert Applicant’s Name Address]
575 Boylston Street 8th Floor
Boston, Massachusetts 02116

Gentlemen:

At the request and on the instructions of [Insert Tenant Name], we hereby issue our Irrevocable Letter of Credit in your favor in an amount not to exceed in the aggregate USD [Insert Amount] available by your draft(s) drawn at sight on [lnsert Bank Name] when accompanied by the following:

(1)         The original of this Letter of Credit and amendment(s) if any.

(2)         A statement, on the letterhead of and purportedly signed by an authorized officer of the Beneficiary, dated the same date as the draft, exactly in the format of the attached Exhibit A.

This Letter of Credit, including the attached EXHIBIT A (which form an integral part of the Credit), sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

It is a condition of this Letter of Credit that it shall be automatically extended, without amendment, for an additional period of one (1) year from the present or any further expiration date, unless forty five (45) days prior to such date, we notify you in writing by overnight courier service that we elect not to renew this Letter of Credit for any such additional period. The FINAL EXPIRY DATE is [Insert Final Expiration Date]. Our notice of non renewal will be sent to the Beneficiary, at the address given in this Letter of Credit, unless we are otherwise notified by the Beneficiary, in writing via registered mail, return receipt requested, of a charge of address.

Drafts drawn hereunder must be marked: “Drawn under [Insert Issuing Bank Name] Irrevocable Letter of Credit Number [Insert Number] dated [Insert Date].

We engage with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon delivery of documents to us at [Insert Presentation Location] if presented on or before the close of business on [Insert Initial Expiration Date] or any automatically extended date.

Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision) International Chamber of Commerce, Publication No: 400.

Very truly yours,

Authorized Signature	Authorized Signature

IRREVOCABLE LETTER OF CREDIT

Exhibit A

The undersigned is a duly authorized agent of the Landlord, familiar with the Lease to                      , dated                       ; hereby affirms that there has occurred an event of default under the Lease that has not been cured within any allowed notice, grace and cure periods (or alternatively, the Letter of Credit has not be timely renewed as required by the Lease); and that Landlord is entitled to liquidate this Letter of Credit to satisfy said default (or renewal obligations) under the terms and conditions of the Lease, in the amount of $                       .

RIVERTECH ASSOCIATES II, LLC
(Landlord)

By:

RIVERSIDE TECHNOLOGY CENTER

LEASE EXHIBIT D — LESSOR’S SECTION 6 APPROVAL

See Schedule attached hereto

Mersana’s research and development of therapeutic and diagnostic products requires the use of chemical, solvent, biological, and radioactive materials (“hazardous materials”) plus small animals, all commonly used in biotechnology research and development and as further described herein. The amount of hazardous materials used is generally a small quantity. All hazardous materials are handled, stored, used, and disposed of in accordance with applicable local, state, and federal regulations.

Chemicals of the type commonly used are per the attached non-inclusive MERSANA REAGENT LIST.

Solvents of the type commonly used include 1,2-Dimethoxyethane, 1,4-Dioxane, 2-Propanol, Acetone, Acetonitrile, Benzene, Dichloroethane, Diethyl Ether, Diisopropylethyl Amine, Dimethylformamide, Dimethyl Sulfoxide, Ethanol, Ethyl Acetate, Hexane, Methanol, Methylene Chloride, Pentane, Petroleum Ether, Piperidine, Pyridine, Tert-butanol, Tert-butylmethyl Ether, Tetrahydrofuran, and Toluene.

Biologicals used are both natural and recombinant types.

Radioactive materials are not currently licensed for use by Mersana, but future plans may include Hydrogen 3, Carbon 14, Phosphorous 32, Sulfur 35, and Iodine 125.

Animals contemplated for use are mouse, rat, and rabbit species.

LESSOR’s approval is hereby contingent upon the following: (i) All Peroxide Formers (such as ethers) are to be screened on a regular basis by a qualified hazardous material/waste vendor, as LESSEE’s responsibility and at LESSEE’s sole cost and expense; and (ii) all recombinant work shall be properly permitted and licensed under the Cambridge Recombinant Ordinance (Cambridge Health Alliance); and, (iii) a radioactove Site License will be requiredand shall be procured by LESSEE at its sole cost and expense and an onsite RSO will be desingated with appropriate training and qualifications.

MERSANA REAGENT LIST

Agar

Agarose

Avidin-Peroxidase

Borane in THF

BSA (Bovine Serum Albumin)

Camptothecin

Deoxyribonuclease I

Deoxyribonuclease I (Type II)

Dextran Sulfate

Dextrose, Anhydrous

DNA

Dulbecco’s Modified Eagle Medium

(MDEM)

Dulbecco’s Phosphate Buffered Saline

(DBPS) with MgCL2 & CaCL2

(DBPS) without MgCL2 & CaCL2

Lipofectin

Lithium Tert-Butoxide

Lysozyme

Maltose

McCoy’s 5A Medium (Modified)

MEM Amino Acids Solution

MEM Non-Essential Amino Acids Solution

MEM Sodium Pyruvate

MEM Vitamin Solution

Methylamine

Permount

Penicillin-Streptomycin

Postassium Phosphate, Monobasic

Potassium Phosphate, Dibasic

Potassium Tert-Butoxide

Ribonuclease A Type I-A

Silver Stain Oxidizer

Silver Stain Reagent

Sodium Acetate

Sodium Azide

Sodium Bicarbonate

Sodium Borohydride

Sodium Carbonate, Anhydrous

Sodium Chloride

Sodium Citrate, Dihydrate

Sodium Cyanoborohydride

Sodium Dodecyl Sulfate (SDS)

Sodium Ethoxide

Sodium Hydride

Sodium Hydroxide

Sodium Iodide

Sodium Methoxide

Sodium Phosphate, Monobasic, 1-Hydrate

Sodium Phosphate, Dibasic, Anhydrous

Sodium Phosphate, Tribasic, 12-Hydrate

Sodium Pyruvate

Sodium Sulfite

Spermidine, Free Base

Spermine Tetrahydrochloride

Sucrose

Thimerosal

Thymidine

Transferrin, human

Triethylamine

TRIS(hydroxymethyl) aminoethane

Trypan Blue

Trypsin Inhibitor Type I-S

Tryptone

Tubulysins

Urea

Vinca Alkaloids

X-GAL (5-Bromo-4-Chloro-3-Indolyl-B-D-

Galactopyranoside)

Yeast Extract

Yeast tRNA

This reagent list provides examples, but may not be fully comprehensive. All reagents in laboratories are listed in a computerized database with paper MSDS information available in notebooks near the labs.

Recording Requested by

and when Recorded return to:

WELLS FARGO BANK, N.A.

Commercial Mortgage Servicing

1320 Willow Pass Road, Suite 300

Concord, CA 94520

Attention:      CMS Asset Admin.

Loan No.:      700201416

SUBORDINATION AGREEMENT

and

ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant’s Trade Name: Mersana Therapeutics, Inc.

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE MORTGAGE (DEFINED BELOW).

This SUBORDINATION AGREEMENT AND ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of March 4, 2009, by and between Mersana Therapeutics, Inc. (“Tenant”) and BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK, NATIONAL ASSOCIATION, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP14 (“Lender”), with reference to the following facts and intentions of the parties:

RECITALS

A.            Rivertech Associates II, LLC (“Owner”) is the owner of the land and improvements commonly known as 840 Memorial Drive and more specifically described in Exhibit B attached hereto (“Property”) and the owner of the Landlord’s interest in the lease identified in Recital B below (“Lease”).

B.            Tenant is the owner of the tenant’s interest in that lease dated February 24, 2009, executed by Owner, as landlord, and Tenant, as tenant. (Said lease is collectively referred to herein as the “Lease”).

C.            Owner is indebted to Lender under a promissory note in the original principal amount of $43,000.000, which note is secured by, among other things, a mortgage, deed of trust, trust indenture or deed to secure debt encumbering the Property (“Mortgage”), dated January 14, 2004 and recorded January 14, 2004 in the Official Records of the County of Middlesex , State of Massachusetts (“Mortgage”).

THEREFORE, The parties agree as follows:

1.     SUBORDINATION.

1.1                               Prior Lien. The Mortgage, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien or charge on the Property prior and superior to the Lease.

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1.2                               Entire Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien or charge of the Mortgage, and shall supersede and cancel, but only insofar as would affect the priority between the Mortgage and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

1.3                               Disbursements. Lender, in making disbursements pursuant to the Note, the Mortgage or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part.

1.4                               Subordination. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Property, to the lien of the Mortgage.

2.             NON-DISTURBANCE AND ATTORNMENT.

2.1                               Non-Disturbance. Notwithstanding anything to the contrary contained in the Lease, so long as there shall exist no breach, default or event of default (beyond any period given to Tenant in the Lease to cure such default) on the part of Tenant under the Lease at the time of any foreclosure of the Mortgage, Lender agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease.

2.2                               Attornment. Notwithstanding anything to the contrary contained in the Lease, should title to the leased premises and the landlord’s interest in the Lease be transferred to Lender or any other person or entity (“New Owner”) by, or in-lieu of judicial or non-judicial foreclosure of the Mortgage, Tenant agrees, for the benefit of New Owner and effective immediately and automatically upon the occurrence of any such transfer, that: (a) Tenant shall pay to New Owner all rental payments required to be made by Tenant pursuant to the terms of the Lease for the remainder of the Lease term; (b) Tenant shall be bound to New Owner in accordance with all of the provisions of the Lease for the remainder of the Lease term; (c) Tenant hereby attorns to New Owner as its landlord, such attornment to be effective and self-operative without the execution of any further instrument; (d) New Owner shall not be liable for any default of any prior landlord under the Lease, including, without limitation, Owner, except where such default is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; (e) New Owner shall not be subject to any offsets or defenses which Tenant may have against any prior landlord under the Lease, including, without limitation, Owner, except where such offsets or defenses arise out of a default of the prior landlord which is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; and (f) New Owner shall not be liable for any obligations of landlord arising under the Lease following any subsequent transfer of the title to the leased premises by New Owner.

3.             ESTOPPEL. Tenant warrants and represents to Lender, as of the date hereof, that:

3.1                               Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are referenced above in Recital B.

3.2                               No Default. To the best of Tenant’s knowledge: (a) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease either by Tenant or Owner; and (b) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

2

3.3                               Entire Agreement. The Lease constitutes the entire agreement between Owner and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.

3.4                               Minimum Rent. The annual minimum rent under the Lease is $502,084.00, subject to any escalation, percentage rent and/or common area maintenance charges provided in the Lease.

3.5                               Rental Payment Commencement Date: The rents stated in Section 3.4 above will begin or have begun on July 1, 2009.

3.6                               Rentable area. The rentable area of the leased premises is 11,411 square feet.

3.7                               Commencement Date. The term of the Lease commenced or will commence on July 1, 2009.

3.8                               Expiration Date. The term of the Lease will expire on June 30, 2012.

3.9                               No Deposits or Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: $167,361.33 security deposit due on or before May 1, 2009 (if none, write “None”).

3.10                        No Other Assignment. Tenant has received no notice, and is not otherwise aware of, any other assignment of the landlord’s interest in the Lease.

3.11                        No Purchase Option or Refusal Rights. Tenant does not have any option or preferential right to purchase all or any part of the Property, except as follows: None (if none, write “None”).

4.             MISCELLANEOUS.

4.1                               Heirs, Successors and Assigns. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. Whenever necessary or appropriate to give logical meaning to a provision of this Agreement, the term “Owner” shall be deemed to mean the then current owner of the Property and the landlord’s interest in the Lease.

4.2                               Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

Tenant:	Lender:

Mersana Therapeutics, Inc.	Wells Fargo, N.A., as Master Servicer
Attn: Peter Leone	Attn: Asset Administration
840 Memorial Drive	1320 Willow Pass Road, Ste 300
Cambridge, MA 02139	Concord, California 94520

FAX No.: 617-498-0109	FAX No.: 925-685-1259

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

4.3                               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

3

4.4                               Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

4.5                               Attorneys’ Fees. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

5.             INCORPORATION. Exhibit A, the Owner’s Consent is attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“LENDER”

BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK, NATIONAL ASSOCIATION, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP14

By:                            Wells Fargo Bank, National Association, as Master Servicer under the Pooling and Servicing Agreement dated as of May 1, 2004, among Bear Stearns Commercial Mortgage Securities Inc., Wells Fargo Bank, National Association, Centerline Servicing Inc. (f/k/a Arcap Servicing Inc.), LaSalle Bank National Association and ABN AMRO Bank N.V.

By:	/s/ Angela C. Catalli
Name:	Angela C. Catalli
Title:	Vice President

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

ALL SIGNATURES MUST BE ACKNOWLEDGED.

4

STATE OF CALIFORNIA

COUNTY OF CONTRA COSTA

On this 13th day of March 2009, before me, the undersigned notary public, personally appeared Angela C. Catalli, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Noreen Sutterfield	(Seal)

5

“TENANT”

Mersana Therapeutics, Inc.

By:	/s/ Peter Leone

Its:	Chief Operating Officer

6

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.

On this 26th day of February, 2009 before me, the undersigned notary public, personally appeared Peter B. Leone as COO of Mersana Therapeutics, a Delaware Corporation, known to me or proved to me through satisfactory evidence of identification, which was photographic identification with signature issued by a federal or state governmental agency, oath or affirmation of a credible witness, personal knowledge of the undersigned, to be the person whose name is subscribed to the preceding or attached document and acknowledged that he/she executed the same as his/her free act and deed and the free act and deed of said company, for the purposes therein contained.

/s/ C L. Crasnick-Maloney
Notary Public
My commission expires:

7

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

ALL SIGNATURES MUST BE ACKNOWLEDGED.

8

EXHIBIT A

OWNER’S CONSENT

The undersigned, which owns or is about to acquire the Property and the landlord’s interest in the Lease, hereby consents to the execution of the foregoing SUBORDINATION AGREEMENT AND ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, and to implementation of the agreements and transactions provided for therein.

“OWNER”

Rivertech Associates II, LLC

By:	/s/ Robert Epstein

Its:	Manager

9

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.

On this 3rd day of March, 2009 before me, the undersigned notary public, personally appeared Robert Epstein as CEO of Rivertech Associates II, LLC, a Massachusetts limited liability corporation, known to me or proved to me through satisfactory evidence of identification, which was photographic identification with signature issued by a federal or state governmental agency, oath or affirmation of a credible witness, personal knowledge of the undersigned, to be the person whose name is subscribed to the preceding or attached document and acknowledged that he/she executed the same as his/her free act and deed and the free act and deed of said company, for the purposes therein contained.

/s/ Aoife Austin
Notary Public
My commission expires:

10

EXHIBIT B

(Description of Property)

EXHIBIT B to SUBORDINATION AGREEMENT AND ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated as of                    , executed by Mersana Therapeutics, Inc., as “Tenant”, and BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK, NATIONAL ASSOCIATION, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP14 as “Lender”.

All that certain land located in the County of Middlesex, State of Massachusetts, described as follows:

That certain parcel of land situated in Cambridge in the County of Middlesex, Commonwealth of Massachusetts, described as follows:

Westerly                         by the Easterly line of Memorial Drive (formerly Charles River Road) twenty-six and 21/100 feet;

Northerly                     by the Southerly line of said Road, three and 96/100 feet;

Westerly                         by the Easterly line of said Road, one hundred twenty-six and 59/100 feet;

Northerly                     by the Southerly line of Albro Street, three hundred thirty-two and 31/100 feet;

Easterly                            by the Westerly line of Blackstone Street, one hundred and fifty-three feet; and

Southerly                    by Lot 2 as shown on plan hereinafter mentioned, three hundred fifty-one and 45/100 feet.

Said parcel is shown as Lot 1 on plan filed as Plan No. 8817C, with Certificate in Book 903, Page 29.

Together with the benefit of the provisions of an indenture dated September 20, 1922, recorded in Book 4564, Page 561; as affected by Releases filed as Document Nos. 598776 and 598777; and an indenture between Cambridge Electric Light Company and The Mutual Life Insurance Company of New York, dated December 20, 1989, filed as Document No. 814249.

For Informational Purposes, the tax parcel ID is Map 129 Lot 58.